As filed with the Securities and Exchange Commission on August 13, 2004

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Segue Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4188982
(State of Incorporation)	(I.R.S. Employer Identification Number)

201 Spring Street
Lexington, Massachusetts 02421
(781) 402 - 1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Segue Software, Inc. 1996 Amended and Restated Incentive and

Non-Qualified Stock Option Plan, as amended

Segue Software, Inc. 1996 Employee Stock Purchase Plan, as amended

(Full Title of the Plan)

Joseph K. Krivickas

President and Chief Executive Officer

Segue Software, Inc.

201 Spring Street

Lexington, Massachusetts 02421

(781) 402 - 1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Jeffrey C. Hadden, P.C.

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, Massachusetts 02109-2881

(617) 570-1000

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan Common Stock, par value $.01 per share	479,972 shares	$3.32	$1,593,507	$201.95
1996 Employee Stock Purchase Plan Common Stock, par value $.01 per share	300,000 shares	$3.32	$996,000	$126.22

(1)                                  This registration statement also relates to such additional number of shares available for issuance under the plan as may be required pursuant to the plan in the event of a stock dividend, stock split, recapitalization or other similar event, or as otherwise provided for in the plan.

(2)                                  This estimate is based on the average of the high and low sales prices on the Nasdaq Small Cap Market of the Common Stock of Segue Software, Inc. on August 11, 2004 pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee.

Pursuant to General Instruction E to Form S-8, Segue Software, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on: (i) June 22, 2001 (File No. 333-63668);  (ii) April 9, 2001 (File No. 333-58514); (iii) August 7, 2000 (File No. 333-43216); (iv) November 23, 1998 (File No. 333-67739); (v) August 5, 1997 (File No. 333-32903); and (vi) August 1, 1996 (File No. 333-09393).  This Registration Statement is being filed to register (i) an additional 479,972 shares of the Registrant’s common stock, par value $.01 per share, subject to issuance under the Registrant’s 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan, as amended (the “Option Plan”) and (ii) an additional 300,000 shares of the Registrant’s common stock, par value $.01 per share, subject to issuance under the Registrant’s 1996 Employee Stock Purchase Plan, as amended (the “Purchase Plan”).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on August 13, 2004.

SEGUE SOFTWARE, INC.

By:	/s/ Joseph K. Krivickas
Joseph K. Krivickas
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Segue Software, Inc. hereby severally constitute Joseph K. Krivickas and Douglas Zaccaro, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Segue Software, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Joseph K. Krivickas	President, Chief Executive Officer,	August 13, 2004
Joseph K. Krivickas	Director (Principal Executive Officer)

/s/ Douglas Zaccaro	Chief Financial Officer and Treasurer	August 13, 2004
Douglas Zaccaro	(Principal Financial and Accounting Officer)

/s/ John R. Levine	Director	August 13, 2004
John R. Levine

/s/ Howard L. Morgan	Director	August 13, 2004
Howard L. Morgan

/s/ Robert W. Powers, Jr.	Director	August 13, 2004
Robert W. Powers, Jr.

/s/ Jyoti Prakash	Director	August 13, 2004
Jyoti Prakash

	Director	August 13, 2004
James H. Simons

EXHIBIT INDEX

Exhibit No.	Description

4.1

Segue Software, Inc. Amended and Restated Certificate of Incorporation (incorporated herein by reference to exhibit 3.2 of the Company’s Registration Statement on Form S-1 (File No. 333-1488) as filed with the Commission on February 16, 1996).

4.2

Segue Software, Inc. By-laws (incorporated herein by reference to exhibit 3.3 of the Company’s Registration Statement on Form S-1 (File No. 333-1488) as filed with the Commission on February 16, 1996).

4.3

Segue Software, Inc. 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan (incorporated herein by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A (File No. 000-27794) as filed with the Commission on June 26, 1996).

4.4

Amendment No. 1 to Segue Software, Inc. 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan (incorporated herein by reference to exhibit 4.3 of the Company’s Registration Statement on Form S-8 (File No. 333-32903) as filed with the Commission on August 5, 1997).

4.5

Amendment No. 2 to Segue Software, Inc. 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan (incorporated herein by reference to exhibit 4.3 of the Company’s Registration Statement on Form S-8 (File No. 333-67739) as filed with the Commission on November 23, 1998).

4.6

Amendment No. 3 to Segue Software, Inc. 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan (incorporated herein by reference to exhibit 4.8 of the Company’s Registration Statement on Form S-8 (File No. 333-43216) as filed with the Commission on August 7, 2000).

4.7

Segue Software, Inc. 1996 Employee Stock Purchase Plan (incorporated herein by reference to Appendix B of the Company’s Definitive Proxy Statement on Schedule 14A (File No. 000-27794) as filed with the Commission on June 26, 1996).

4.8

Amendment No. 1 to Segue Software, Inc. 1996 Employee Stock Purchase Plan (incorporated herein by reference to exhibit 4.4 of the Company’s Registration Statement on Form S-8 (File No. 333-67739) as filed with the Commission on November 23, 1998).

4.9

Amendment No. 2 to Segue Software, Inc. 1996 Employee Stock Purchase Plan (incorporated herein by reference to exhibit 4.9 of the Company’s Registration Statement on Form S-8 (File No. 333-43216) as filed with the Commission on August 7, 2000).

4.10

Amendment No. 3 to Segue Software, Inc. 1996 Employee Stock Purchase Plan (incorporated herein by reference to exhibit 4.6 of the Company’s Registration Statement on Form S-8 (File No. 333-63668) as filed with the Commission on June 22, 2001).

*4.11	Amendment No. 4 to Segue Software, Inc. 1996 Employee Stock Purchase Plan.
*4.12	Amendment No. 5 to Segue Software, Inc. 1996 Employee Stock Purchase Plan.
*4.13	Amendment No. 6 to Segue Software, Inc. 1996 Employee Stock Purchase Plan.
*5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
*23.2	Consent of Grant Thornton LLP.
24.1	Powers of Attorney (included on page 3 of this registration statement).

*Filed herewith